Corporate Capital Trust II 8-K

Exhibit 99.1

News Release

For information contact: Sherry Magee Senior Vice President, Communications CNL Financial Group 407-650-1223

CORPORATE CAPITAL TRUST II EXPANDS investment opportunities

WITH EXEMPTIVE RELief order

-- The SEC order will allow the company to co-invest in originated transactions alongside other KKR Credit accounts--

(ORLANDO, Fla.) June 21, 2017 – The Securities and Exchange Commission issued an order granting exemptive relief to Corporate Capital Trust II, a business development company that offers individuals the unique opportunity to invest in the debt of privately owned American companies.

The order permits Corporate Capital Trust II to participate in directly negotiated investments alongside other pools of capital managed by its advisors and their affiliates, including Corporate Capital Trust and other investment funds managed by sub-advisor KKR. This will provide Corporate Capital Trust II’s shareholders access to additional investment opportunities.

In addition to the ability to invest alongside KKR, the order also allows Corporate Capital Trust II to invest in transactions where KKR has greater control over the structure and terms of deals. This provides Corporate Capital Trust II an opportunity to create more value for its shareholders through proprietary sourcing, credit selection, underwriting and ongoing monitoring.

“With exemptive relief, Corporate Capital Trust II will now have the ability to diversify and expand its investment opportunities more than ever before,” said Thomas K. Sittema, CEO of Corporate Capital Trust II. “We believe this will provide a broader range of oppourtunites and better enable us to deliver quality, risk-adjusted earnings to our shareholders.”

About Corporate Capital Trust II

Corporate Capital Trust II is a non-traded business development company that invests in the debt of privately owned U.S. companies. The company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income and, to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned U.S. companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit corporatecapitaltrustii.com.

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About CNL Financial Group

CNL Financial Group is a private investment management firm providing real estate and alternative investments. Since inception in 1973, CNL Financial Group and/or its affiliates have formed or acquired companies with more than $34 billion in assets. For more information, visit cnl.com.

About KKR

KKR is a global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate investment returns by following a disciplined investment approach, employing experienced investment professionals, and driving growth and value creation at the asset level. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at kkr.com and on Twitter @KKR_Co.

A registration statement relating to the common stock of Corporate Capital Trust II, Inc. is filed with the Securities and Exchange Commission. The offering of common stock for Corporate Capital Trust II is being made solely by means of a written prospectus, which is available at sec.gov or may be obtained by calling 866-650-0650, that contains additional information about Corporate Capital Trust II and should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses of Corporate Capital Trust II carefully before investing. This press release is not an offer to sell and is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The information in this press release may include "forward-looking statements." These statements are based on the beliefs and assumptions of Corporate Capital Trust II’s management and on the information currently available to management at the time of such statements. Forward-looking statements generally can be identified by the words "believes," "expects," "intends," "plans," "estimates" or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust II’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust II’s common stock.

Corporate Capital Trust II is advised by CNL Fund Advisors II, LLC (CNL) and KKR Credit Advisors (US) LLC (KKR), affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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